CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Exchange-Traded Funds, Inc. of our reports dated February 18, 2025, relating to the financial statements and financial highlights, which appear in T. Rowe Price Blue Chip Growth ETF, T. Rowe Price U.S. Equity Research ETF, T. Rowe Price Equity Income ETF, T. Rowe Price Dividend Growth ETF, T. Rowe Price Value ETF, T. Rowe Price Small-Mid Cap ETF, T. Rowe Price Growth ETF, T. Rowe Price Capital Appreciation Equity ETF, T. Rowe Price Technology ETF, and T. Rowe Price Growth Stock ETF’s (ten of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statements on Form N-1A (the “Registration Statement”) of the T. Rowe Price Capital Appreciation Premium Income ETF, and T. Rowe Price Hedged Equity ETF (two of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2025